      The Participation Agreement (the "Agreement"), dated August 28, 1998, by and among Baron Capital Funds Trust (and all series thereof) a business trust organized under the laws of the State of Delaware and Lincoln Life & Annuity Company of New York, a New York insurance corporation, is hereby amended as follows:

      Schedule I and Schedule 2 of the Agreement are hereby deleted in their entirety and replaced with the following:

                                    SCHEDULE I

                       Cumulative Listing of the Separate Accounts
                      of Lincoln Life & Annuity Company of New York
                               Investing in the Trust
                             Amended As of May 1, 1999


Lincoln National Variable Annuity Account C

Lincoln National Variable Annuity Account L

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln National Variable Annuity Account 53

                                    SCHEDULE 2
                             Amended as of May 1, 1999

                             Cumulative Listing of the
                             Variable Annuity Contracts
                        and Variable Life Insurance Policies
                           Supported by Separate Accounts
                                Listed on Schedule I
                             Amended as of May 1, 1999


eAnnuity

Group Variable Annuity

Lincoln VUL

Group Multi Fund Variable Annuity

Lincoln SVUL

Lincoln CVUL

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1 And 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                            BARON CAPITAL FUNDS TRUST

Date:                                       By:
                                            Name:
                                            Title:

                                            BARON CAPITAL, INC.

Date:                                       By:
                                            Name:
                                            Title:


                                            LINCOLN LIFE & ANNUITY COMPANY OF
                                            NEW YORK

Date:                                       By:
                                            Name:
                                            Title: